As filed with the Securities and Exchange Commission on April 4, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Achilles Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

245 Hammersmith Road

London W6 8PW

United Kingdom

(Address of Principal Executive Offices)

Achilles Therapeutics plc 2021 Omnibus Incentive Plan

Achilles Therapeutics plc 2021 Employee Share Purchase Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

(Name and address of agent for service)

Tel: (212) 947-7200

(Telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom Finnbarr Murphy Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 +1 617 570 1000	Sophie C. McGrath Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY United Kingdom +44 20 7447 4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2021 Omnibus Incentive Plan (the “2021 Plan”) and the 2021 Employee Share Purchase Plan (the “ESPP”) of Achilles Therapeutics plc (the “Registrant”) is filed to register (i) an additional 1,637,309 ordinary shares, nominal value £0.001 per share (the “Shares”), of the Registrant to be issued under the 2021 Plan and (ii) an additional 409,327 Shares to be issued under the ESPP. The additional Shares registered hereby are of the same class as other securities for which registration statements filed on Form S-8 (SEC File Nos. 333-255063, 333-263220 and 333-270344) of the Registrant are effective. Accordingly, the information contained in the Registrant’s Registration Statements on Form S-8 (SEC File Nos. 333-255063, 333-263220 and 333-270344) filed with the Securities and Exchange Commission on April  6, 2021, March  2, 2022 and March 8, 2023, respectively, are hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

3.1(1)	Articles of Association of the Registrant.

4.1(2)	Deposit Agreement.

4.2(2)	Form of American Depositary Receipt (included in Exhibit 4.1).

5.1*	Opinion of Goodwin Procter (UK) LLP.

23.1*	Consent of independent registered public accounting firm.

23.2*	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1(3)	2021 Omnibus Incentive Plan.

99.2(4)	2021 Employee Share Purchase Plan.

107*	Filing Fee Table

*	Filed herewith.

(1)	Filed as Exhibit 1.1 to Registrant’s registration statement on Form 20-F (File No. 001-40299), filed with the Securities and Exchange Commission on March 1, 2022, and incorporated herein by reference.

(2)	Filed as Exhibits 2.1 and 2.2 to Registrant’s registration statement on Form 20-F (File No. 001-40299), filed with the Securities and Exchange Commission on March 1, 2022, and incorporated herein by reference.

(3)	Filed as Exhibit 10.3 to Registrant’s registration statement on Form F-1 (File No. 333-253735), filed with the Securities and Exchange Commission on March 1, 2021, and incorporated herein by reference.

(4)	Filed as Exhibit 10.2 to Registrant’s registration statement on Form F-1 (File No. 333-253735), filed with the Securities and Exchange Commission on March 1, 2021, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 4th day of April, 2024.

Achilles Therapeutics plc

By:	/s/ Iraj Ali
Iraj Ali, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Iraj Ali, Ph.D. and Daniel Hood as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Iraj Ali Iraj Ali, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	April 4, 2024

/s/ Robert Coutts Robert Coutts	Chief Financial Officer (Principal Financial and Accounting Officer)	April 4, 2024

/s/ Edwin Moses Edwin Moses, Ph.D.	Director	April 4, 2024

/s/ Michael F. Giordano Michael F. Giordano, M.D.	Director	April 4, 2024

/s/ Carsten Boess Carsten Boess	Director	April 4, 2024

/s/ Bernhard Ehmer Bernhard Ehmer, M.D.	Director	April 4, 2024

/s/ Julie O’Neill Julie O’Neill	Director	April 4, 2024

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Achilles Therapeutics plc has signed this registration statement or amendment thereto in New York on April 4, 2024.

Authorized U.S. Representative COGENCY GLOBAL INC.

By:	/s/ Colleen A. DeVries
Name: Colleen A. DeVries
Title: Senior Vide President on behalf of Cogency Global Inc.